Exhibit 99.2

Independent Auditors’ Report
The Board of Directors
Ventas, Inc.:
We have audited the accompanying combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Portfolio for the year ended December 31, 2014, and the related notes (the combined statement).
Management’s Responsibility for the Combined Statement
Management is responsible for the preparation and fair presentation of the combined statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the combined statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the American Realty Capital Healthcare Trust Portfolio for the year ended December 31, 2014, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter
We draw attention to Note 1 to the combined statement, which describes that the accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of the Current Report on Form 8-K/A of Ventas, Inc.) and are not intended to be a complete presentation of the American Realty Capital Healthcare Trust Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ KPMG LLP
Chicago, Illinois
February 6, 2015

AMERICAN REALTY CAPITAL HEALTHCARE TRUST PORTFOLIO
COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
(In thousands)

For the Year Ended December 31, 2014

Revenue:
Rental income	$230,036
Operating expense reimbursements	16,924
Resident services and fee income	20,788
Total revenue	267,748

Certain expenses:
Property operating and maintenance	113,000
Interest expense	8,621
Total certain expenses	121,621
Revenue in excess of certain expenses	$146,127

See accompanying notes to the Combined Statement of Revenue and Certain Expenses.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST PORTFOLIO
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.	Basis of Presentation

In January 2015, Ventas, Inc. (“Ventas”) completed its acquisition of American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction. As of the acquisition date, HCT owned a diversified portfolio of 144 healthcare-related real estate properties, which is referred to herein as the American Realty Capital Healthcare Trust Portfolio (the “Portfolio”), as well as 3 vacant land parcels.

The Combined Statement of Revenue and Certain Expenses relate to the operations of the Portfolio’s properties and were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, the accompanying Combined Statement of Revenue and Certain Expenses has been prepared using the accrual method of accounting. Certain expenses which may not be in the proposed future operations of the Portfolio, such as depreciation, amortization, income taxes, certain mortgage interest expense and entity expenses are not reflected in the Combined Statement of Revenue and Certain Expenses in accordance with Rule 3-14 of Regulation S-X.

The Combined Statement of Revenue and Certain Expenses is being presented for the most recent year available instead of the three most recent years based on the following factors: (1) the Portfolio was acquired from an unaffiliated party; and (2) management of the Portfolio is not aware of any material factors related to the Portfolio that would cause this financial information not to be indicative of future operating results.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Portfolio’s rental income is primarily related to rent received from tenants in medical office buildings and other healthcare-related facilities and residents in seniors housing communities. Rent paid by each tenant, excluding seniors housing communities under the RIDEA structure, are recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. When the Portfolio acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation. Rental income from residents in the Portfolio’s seniors housing communities are recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services, including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.

Cost recoveries from tenants are included in operating expense reimbursements in the period the related costs are incurred, as applicable.

Resident services and fee income relates to ancillary services performed for residents in the Portfolio’s seniors housing communities. Fees for ancillary services are recorded in the period in which the services are performed.

Management of the Portfolio continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic

AMERICAN REALTY CAPITAL HEALTHCARE TRUST PORTFOLIO
NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Portfolio will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the Combined Statement of Revenue and Certain Expenses.

Property operating and maintenance
Property operating and maintenance expense includes expenses of certain of the Portfolio’s real estate properties such as utilities, employee benefits, real estate taxes, and insurance. Property operating and maintenance expenses are expensed as incurred.

Interest expense

As of the acquisition date, Ventas assumed $167 million of fixed-rate mortgage debt secured by 17 of the Portfolio’s real estate properties, with stated interest rates ranging from 4.00% to 7.38%. Interest expense as reported in the Combined Statement of Revenue and Certain Expenses includes the interest incurred for the year ended December 31, 2014 relating to such debt assumed.

3.	Future Minimum Rental Income

The following table presents future minimum base rental cash payments due to the Portfolio over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

Future Minimum Base Rental Cash Payments
(in thousands)
2015	$116,697
2016	117,564
2017	116,606
2018	111,504
2019	108,159
Thereafter	794,332
$1,364,862

4.	Subsequent Events

Subsequent events were evaluated through February 6, 2015, the date on which the Combined Statement of Revenue and Certain Expenses was issued.